EXHIBIT 4.1
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                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of February 22, 2005, among Las Vegas Sands, Inc., Venetian Casino Resort, LLC, Mall Intermediate Holding Company, LLC, Lido Intermediate Holding Company, LLC, Lido Casino Resort, LLC, Venetian Venture Development, LLC, Venetian Operating Company LLC, Venetian Marketing, Inc. and Venetian Transport LLC (each, a "GUARANTEEING SUBSIDIARY"), Las Vegas Sands Corp. (the "COMPANY") and U.S. Bank National Association, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of February 10, 2005 providing for the issuance of 6.375% Senior Notes due 2015 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof and agrees to be bound as a Guarantor under the Indenture.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver shall not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         5. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.


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         6.        COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                LAS VEGAS SANDS, INC.


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary



                                VENETIAN CASINO RESORT, LLC

                                By:  Las Vegas Sands, Inc.,
                                       as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary


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                                MALL INTERMEDIATE HOLDING COMPANY, LLC


                                By:  Venetian Casino Resort, LLC, as Member

                                By:  Las Vegas Sands, Inc., as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary



                                LIDO INTERMEDIATE HOLDING COMPANY, LLC


                                By:  Venetian Casino Resort, LLC, as Member

                                By:  Las Vegas Sands, Inc., as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary


                                LIDO CASINO RESORT, LLC


                                By:  Lido Intermediate Holding Company, LLC,
                                       as Member

                                By:  Venetian Casino Resort, LLC, as Member

                                By:  Las Vegas Sands, Inc., as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary




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                                VENETIAN VENTURE DEVELOPMENT, LLC


                                By:  Venetian Casino Resort, LLC, as Member

                                By:  Las Vegas Sands, Inc., as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary



                                VENETIAN OPERATING COMPANY LLC


                                By:  Venetian Casino Resort, LLC, as Member

                                By:  Las Vegas Sands, Inc., as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary



                                VENETIAN MARKETING, INC.


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary



                                VENETIAN TRANSPORT LLC


                                By:  Las Vegas Sands, Inc., as Managing Member


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary




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                                LAS VEGAS SANDS CORP.


                                By: /s/ Bradley K. Serwin
                                    --------------------------
                                    Name:  Bradley K. Serwin
                                    Title: Secretary



                                U.S. BANK NATIONAL ASSOCIATION


                                By: /s/ Richard H. Prokosch
                                    --------------------------
                                    Name:  Richard H. Prokosch
                                    Title: Vice President